Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-58407 and No. 333-61490) pertaining to the Retirement Savings Plan of ADC Telecommunications, Inc. of our report dated June 22, 2010, with respect to the financial statements and schedule of the ADC Telecommunications, Inc. Retirement Savings Plan included in the Annual Report (Form 11-K) for the year ended December 31, 2009.
Wipfli LLP
Minneapolis, Minnesota
June 22, 2010